UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 16, 2011

(Date of earliest event reported)

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100

Bothell, Washington 98011

(Address of principal executive offices and zip code)

(425) 368-1050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SCOLR PHARMA, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2011, SCOLR Pharma, Inc. (“SCOLR” or the “Company”) announced that it has closed the sale of $1 million principal amount of its 8% Senior Secured Convertible Debentures due 2013 (the “Debentures”) in an initial closing of its private offering of up to $1.75 million principal amount of Debentures. The Company may offer additional Debentures, up to the aggregate maximum of $1.75 million, until June 30, 2011, unless extended.

The Debentures, together with accrued and unpaid interest thereon, are convertible at the option of the holders into shares of the Company’s common stock (“Common Stock”) at a conversion price equal to $0.05 per share of Common Stock. Beginning after the date that is six months from the issuance of the Debentures, the Company may cause mandatory conversion of the Debentures following the continuance for 30 consecutive days of certain conditions, including maintenance of a volume weighted average trading price on each day within such 30 day period of $0.25 per share of Common Stock. The Debentures bear interest at a rate of 8% per annum, compounded quarterly, and are secured by all the Company’s assets. The Company may, at any time and from time to time, upon 10 days prior notice to the holders, pay in cash all or a portion of the accrued and unpaid interest on the Debentures, or may cause conversion of such accrued and unpaid interest in connection with any mandatory conversion of the Debentures. The Company intends to utilize the net proceeds of the offering for working capital and other general corporate purposes.

The Company will pay its placement agent a success fee in the offering equal to 7% of the gross proceeds of the sale of the Debentures, and will issue the placement agent a warrant to purchase a number of shares of Common Stock equal to 5% of the total number of shares into which the principal amount of the Debentures sold in the offering are convertible. The exercise price of such warrant is $0.0625 per share.

The Debentures were offered in the private placement pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Neither the Debentures, nor the underlying common stock into which the Debentures are convertible, have been registered under the Securities Act, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements. This Current Report on Form 8-K does not and will not constitute an offer to sell or the solicitation of an offer to buy Debentures or any other security of the Company, and is being issued pursuant to the safe-harbor provisions of Rule 135c under the Securities Act.

A copy of the press release containing the announcement of the initial closing is attached to this Current Report as Exhibit 99.1

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to Item 1.01 of this Current Report.

Item 3.02.	Unregistered Sales of Equity Securities.

Please refer to Item 1.01 of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	SCOLR Pharma, Inc. press release dated June 16, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR Pharma, Inc.
(Registrant)

June 16, 2011	By:	/s/ RICHARD M. LEVY
(Date)		Richard M. Levy
Executive Vice President and Chief Financial Officer

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